Exhibit 5.2

767 Fifth Avenue

New York, NY 10153-0119

+1 212 310 8000 tel

+1 212 310 8007 fax

November 13, 2012

AK Steel Holding Corporation

AK Steel Corporation

9227 Centre Pointe Drive

West Chester, OH 45069

Ladies and Gentlemen:

We have acted as counsel to AK Steel Corporation, a Delaware corporation (the “Company”), and AK Steel Holding Corporation, a Delaware corporation (“Parent” and together with the Company, the “Companies”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-3 (File No. 333-166303) (and together with the Amendment, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offer, issuance and sale from time to time of an indeterminate amount of common stock, par value $0.01 per share, of the Parent (the “Securities”).

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Amended and Restated Certificate of Incorporation of Parent, (ii) the Amended and Restated Bylaws of Parent; (iii) the Registration Statement, (iv) the Prospectus, dated November 13, 2012 (the “Base Prospectus”), which forms a part of the Registration Statement, (v) the form of certificate of common stock of Parent, and (vi) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of each of the Companies, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of each of the Companies.

Based on and subject to the foregoing and assuming that (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Securities are offered or issued as contemplated in the Registration Statement; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will at all relevant times comply

AK Steel Holding Corporation AK Steel Corporation November 13, 2012 Page 2

with all applicable laws; (iii) Parent has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference; (iii) a definitive underwriting or similar agreement and any other necessary agreement with respect to any Securities will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto; and (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Base Prospectus and the applicable definitive underwriting or similar agreement, we are of the opinion that:

Assuming that the issuance and terms of any Securities and the terms of the offering thereof, including the issuance of any Securities upon exercise, exchange or conversion of any debt securities being offered or issued pursuant to the Registration Statement (“Debt Securities”), have been duly authorized, created and, if appropriate, reserved for issuance upon such exercise, exchange or conversion, when: (i) the Company has received the consideration therefor specified in any applicable underwriting or similar agreement approved by the Company’s board of directors and (ii) in the case of any Securities to be issued upon the exchange or conversion of Debt Securities, upon due exercise of such exchange or conversion rights in accordance with the terms of the applicable instruments, then in each case such Securities (including any Securities that may be issued upon conversion or exchange pursuant to the terms of any Debt Securities) will be validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Base Prospectus. In giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP